Exhibit 15.1

29 March 2019	Our Ref: DW/JWYL/M4237-H17198

The Board of Directors Bilibili Inc. Building 3, Guozheng Center, No. 485 Zhengli Road, Yangpu District Shanghai, 200433 People’s Republic of China

Dear Sir or Madam

BILIBILI INC.

FORM 20-F

We consent to the reference to our firm under the heading “Item 10.E. Additional Information—Taxation —Cayman Islands Taxation” in the Annual Report on Form 20-F of Bilibili Inc. for the year ended 31 December 2018 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on 29 March 2019 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Walkers (Hong Kong)

WALKERS (HONG KONG)